UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025

STERIS plc
(Exact Name of Registrant as Specified in Charter)

Ireland	001-38848	98-1455064
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

70 Sir John Rogerson's Quay,	Dublin 2,	Ireland	D02 R296
(Address of principal executive offices)
Registrant’s telephone number, including area code: + 353 1 232 2000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	STE	New York Stock Exchange
2.700% Senior Notes due 2031	STE/31	New York Stock Exchange
3.750% Senior Notes due 2051	STE/51	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On August 6, 2025, STERIS plc (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On July 31, 2025, Michael J. Tokich notified the Board of Directors (the “Board”) of his resignation from his current role as Senior Vice President and Chief Financial Officer of the Company.

Mr. Tokich and the Company have entered into a Transition Agreement, dated August 5, 2025 (the “Transition Agreement”). The Transition Agreement will take effect on August 18, 2025. The Transition Agreement provides for a continuation of Mr. Tokich’s employment with the Company as a senior financial advisor until March 31, 2026 (the “Senior Advisor Period”), subject to potential termination by the Company for “Cause” or because of Mr. Tokich’s death or “Disability” (“Cause” and “Disability” used as defined in the Transition Agreement), by the Company after January 1, 2026 for any reason or by Mr. Tokich at any time for any reason. The Transition Agreement further provides that during the Senior Advisor Period, Mr. Tokich’s annual base salary rate will be reduced to $427,450.14 but his other outstanding awards will remain in place (including his bonus target under the Company’s Management and Incentive Compensation Plan (“MICP”) at his previous salary rate). Subject to the terms of the Transition Agreement, Mr. Tokich’s outstanding but unvested equity awards granted in October 2021 and June 2022 will continue to vest and be eligible for continued “retirement” vesting and exercisability on the same terms as similar equity awards made subsequent to May 30, 2023. The Company, at its sole discretion, may extend the Senior Advisor Period by up to six months, and Mr. Tokich will be entitled to continue receiving his base salary and be eligible for a prorated bonus under the MICP during such extended term at his new salary. Any bonuses achieved under the MICP will be at the sole discretion of the Company’s Compensation and Organization Development Committee and subject to the terms of the MICP.

Through the end of the Senior Advisor Period or the termination of the Transition Agreement, Mr. Tokich will be entitled to continuing benefits under the Company’s health and dental plans as well as any life insurance, vacation, disability or other employee benefit plans or programs. No severance plan benefits will be payable to Mr. Tokich. However, should Mr. Tokich’s employment be terminated by the Company without “Cause” (as defined in the Transition Agreement), he would be entitled to receive the remainder of his salary during the Senior Advisor Period (subject to the execution of a mutually satisfactory release agreement), his MICP bonus and a continuation of benefits through March 31, 2026.

Appointment of Chief Financial Officer

Effective August 18, 2025, Karen Burton will become the Senior Vice President and Chief Financial Officer of the Company. In connection with Ms. Burton’s appointment, her base salary will increase to an annual rate of $600,000 and her target bonus opportunity under the MICP will increase to 75% of base salary. She will also receive an equity award consisting of restricted stock and stock options with an aggregate value of approximately $1,134,000, with such awards to be made effective on October 1, 2025. Severance plan benefits for Ms. Burton will continue to be subject to the terms of the STERIS plc Senior Executive Severance Plan.

Ms. Burton, age 58, has served as the Vice President and Chief Accounting Officer of the Company since January 2017, and previously served as Controller from May 2008 until December 2023.

On August 6, 2025, the Company issued a press release announcing the Chief Financial Officer transition described in this Item 5.02. A copy of this press release is attached hereto as Exhibit 99.2.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2025 Annual General Meeting of Shareholders (“Meeting”) of STERIS plc (the “Company”) held on July 31, 2025, shareholders voted on the matters specified below, with the final voting results as specified. According to the final report of the inspector of election, there were 98,370,979 Ordinary Shares of the Company outstanding and entitled to vote at the Meeting. There were present at the Meeting, in person or by proxy, the holders of 90,352,951 Ordinary Shares or 91.84% of the outstanding Ordinary Shares of the Company on the record date, constituting a quorum.

The shareholders elected the nominees named below to the board of directors of the Company (the “Board”), each for a one-year term, and the results of the vote were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker non-votes
Esther M. Alegria	84,864,789	1,319,157	186,777	3,982,228
Richard C. Breeden	82,042,813	4,128,905	199,005	3,982,228
Daniel A. Carestio	85,698,132	599,888	72,703	3,982,228
Cynthia L. Feldmann	80,026,631	5,897,558	446,534	3,982,228
Christopher S. Holland	85,632,351	641,393	96,979	3,982,228
Paul E. Martin	85,061,615	1,211,856	97,252	3,982,228
Dr. Nirav R. Shah	84,128,567	2,161,658	80,498	3,982,228
Louis A. Shapiro	85,875,558	399,737	95,428	3,982,228
Dr. Mohsen M. Sohi	77,404,543	8,689,139	277,041	3,982,228

The shareholders approved the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2026 by the following votes:

Votes for	81,422,252
Votes against	8,877,660
Abstentions	53,039

The shareholders approved the proposal to appoint Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law to hold office until the conclusion of the Company’s next Annual General Meeting by the following votes:

Votes for	81,668,746
Votes against	8,631,098
Abstentions	53,107

The shareholders approved the proposal to authorize the Board of the Company or the Audit Committee of the Board to determine the remuneration of Ernst & Young Chartered Accountants as the Company’s statutory auditor under Irish law by the following votes:

Votes for	89,454,279
Votes against	836,945
Abstentions	61,727

The shareholders approved the proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in the Company’s proxy statement dated June 12, 2025, by the following votes:

Votes for	77,678,574
Votes against	8,498,219
Abstentions	193,930
Broker non-votes	3,982,228

The shareholders approved the proposal to the renewal of the Board’s authority to issue authorized but unissued shares under Irish law, by the following votes:

Votes for	88,740,375
Votes against	1,500,730
Abstentions	111,846

The shareholders approved the proposal to approve the renewal of the Board’s authority to opt-out of statutory pre-emption rights under Irish law regarding the issuance of shares for cash, by the following votes:

Votes for	84,751,658
Votes against	5,339,554
Abstentions	261,739

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release issued by STERIS plc on August 6, 2025 announcing financial results for its fiscal 2026 first quarter ending June 30, 2025.
99.2	Press Release issued by STERIS plc on August 6, 2025 announcing the Chief Financial Officer transition.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS plc

By	/s/ J. Adam Zangerle
Name:	J. Adam Zangerle
Title:	Senior Vice President, General Counsel & Company Secretary

Dated: August 6, 2025